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                                                                  Exhibit 4(iv)


                       THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of the 2nd day of August, 2000 (this "Amendment"), is made among MARKEL NORTH AMERICA, INC., a Virginia corporation formerly known as Markel Corporation (the "Borrower"), MARKEL CORPORATION, a Virginia corporation formerly known as Markel Holdings, Inc. ("Holdings"), the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK (the "Agent").

                                    RECITALS

     A. The Borrower, Holdings, the Agent and the Lenders are parties to a Credit Agreement, dated as of December 21, 1999 (as twice amended by Amendments, dated February 4, 2000 and March 17, 2000, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement to make certain changes to the required levels of the Interest Coverage Ratio. The Agent and the Lenders have agreed to effect such amendments upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    AMENDMENT

     1.1 Interest Coverage Ratio. Section 6.2 of the Credit Agreement is hereby amended by and restated as follows:

                6.2 Interest Coverage Ratio. The Parent will not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter ending on a date set forth below, to be less than the ratio set forth below opposite such date:

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                        Date                     Minimum Ratio
                        ----                     -------------
                  September 30, 2000             2.65 to 1.00

                  December 31, 2000              2.65 to 1.00

                  March 31, 2001                 2.85 to 1.00

                  June 30, 2001                  3.10 to 1.00

                  Thereafter                     3.25 to 1.00

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and Holdings hereby represent and warrant to the Agent and the Lenders as follows:

     2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower and Holdings contained in Sections 4.1 and 4.3 the Credit Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                   ARTICLE III

                                 ACKNOWLEDGEMENT

     Holdings hereby acknowledges that the Borrower, the Agent and the Lenders have agreed, as provided herein, to amend the Credit Agreement as provided herein. Holdings hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under Article IX of the Credit Agreement and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by Holdings is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and Holdings acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

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                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     4.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the conflicts of law provisions thereof).

     4.3 Expenses. The Borrower and Holdings agree to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     4.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     4.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     4.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     4.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              [the remainder of this page left blank intentionally]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                            MARKEL NORTH AMERICA, INC. (formerly
                                              known as Markel Corporation)



                                            By:    _____________________________

                                            Title: _____________________________


                                            MARKEL CORPORATION (formerly known
                                              as Markel Holdings, Inc.)

                                            By:    _____________________________

                                            Title: _____________________________


                                            FIRST UNION NATIONAL BANK, as Agent
                                            and as a Lender


                                            By:    _____________________________

                                            Title: _____________________________


                                            BANK ONE, NA


                                            By:    _____________________________

                                            Title: _____________________________


                                            BARCLAYS BANK PLC


                                            By:    _____________________________

                                            Title: _____________________________

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                                            THE CHASE MANHATTAN BANK


                                            By:    _____________________________

                                            Title: _____________________________


                                            CREDIT LYONNAIS NEW YORK BRANCH


                                            By:    _____________________________

                                            Title: _____________________________


                                            SUNTRUST BANK


                                            By:    _____________________________

                                            Title: _____________________________


                                            FLEET NATIONAL BANK


                                            By:    _____________________________

                                            Title: _____________________________


                                            THE NORTHERN TRUST COMPANY


                                            By:    _____________________________

                                            Title: _____________________________

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